TRUEBLUE REPORTS FOURTH QUARTER AND FULL-YEAR 2019 RESULTS

TACOMA, WASH. - Feb. 5, 2020 -- TrueBlue (NYSE:TBI) today announced its fourth quarter and full-year results for 2019. Full-year revenue was $2.4 billion, a decrease of 5 percent compared to 2018. Net income per diluted share was $1.61, a decrease of 1 percent compared to 2018. Adjusted net income per diluted share1 was $2.05, a decrease of 10 percent compared to 2018.

Fourth quarter revenue was $591 million, a decrease of 9 percent compared to revenue of $650 million in the fourth quarter of 2018. Net income per diluted share was $0.23, a decrease of 38 percent compared to the fourth quarter of 2018. Adjusted net income per diluted share was $0.39, a decrease of 36 percent compared to the fourth quarter of 2018.

“Clients were conservative in the use of our services during the fourth quarter in light of softness in their own business volumes and continued economic uncertainty, particularly in industries associated with physical goods,” said Patrick Beharelle, CEO of TrueBlue. “I’m pleased with our disciplined focus on cost management and the savings it delivered this quarter. Over the near term, we expect continued challenges in the industrial markets we serve, but we are encouraged by recent improvements in the demand trend for PeopleReady services.

“When I look at TrueBlue’s digital strategy and competitive position, I am pleased by what we have accomplished.  We have more clients and workers using our technology than ever before,” Mr. Beharelle continued. “PeopleReady’s JobStack app has filled more than six million shifts since its inception and is currently filling a job every nine seconds. PeopleScout’s Affinix is helping clients improve time to fill, candidate flow and candidate satisfaction. As we move into a new year and decade, I believe our digital strategies provide further opportunity to differentiate our services, capture additional market share and deliver industry-leading growth.”

2020 Outlook

TrueBlue estimates revenue for the first quarter of 2020 will range from $503 million to $528 million. The company also estimates net loss per basic share will range from $0.07 to $0.00 and adjusted net income per diluted share will range from $0.04 to $0.11.

Management will discuss fourth quarter and full-year 2019 results on a webcast at 2 p.m. PDT (5 p.m. EDT), today, Wednesday, Feb. 5, 2020. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2019, TrueBlue connected approximately 724,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleManagement offers contingent, on-site industrial staffing and commercial driver services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) our ability to attract and retain clients, (3) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (4) our ability to maintain profit margins, (5) new laws and regulations that could affect our operations or financial results, (6) our ability to successfully complete and integrate acquisitions, (7) our ability to successfully execute on business strategies to further digitize our business model, and (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other reference to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
(in thousands, except per share data)	Dec 29, 2019	Dec 30, 2018	Dec 29, 2019	Dec 30, 2018
Revenue from services	$591,040	$650,147	$2,368,779	$2,499,207
Cost of services	440,697	477,717	1,742,621	1,833,607
Gross profit	150,343	172,430	626,158	665,600
Selling, general and administrative expense	133,983	145,280	522,430	550,632
Depreciation and amortization	9,021	10,272	37,549	41,049
Income from operations	7,339	16,878	66,179	73,919
Interest and other income (expense), net	2,014	848	3,865	1,744
Income before tax expense	9,353	17,726	70,044	75,663
Income tax expense	638	2,839	6,971	9,909
Net income	$8,715	$14,887	$63,073	$65,754

Net income per common share:
Basic	$0.23	$0.38	$1.63	$1.64
Diluted	$0.23	$0.37	$1.61	$1.63

Weighted average shares outstanding:
Basic	37,843	39,528	38,778	39,985
Diluted	38,348	39,926	39,179	40,275

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Dec 29, 2019	Dec 30, 2018
ASSETS
Cash and cash equivalents	$37,608	$46,988
Accounts receivable, net	342,303	355,373
Other current assets	41,822	27,466
Total current assets	421,733	429,827
Property and equipment, net	66,150	57,671
Restricted cash and investments	230,932	235,443
Goodwill and intangible assets, net	311,171	328,695
Operating lease right-of-use assets	41,082	—
Other assets, net	65,087	63,208
Total assets	$1,136,155	$1,114,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$230,806	$225,526
Long-term debt	37,100	80,000
Operating lease long-term liabilities	28,849	—
Other long-term liabilities	213,427	217,879
Total liabilities	510,182	523,405
Shareholders’ equity	625,973	591,439
Total liabilities and shareholders’ equity	$1,136,155	$1,114,844

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	52 Weeks Ended
(in thousands)	Dec 29, 2019	Dec 30, 2018
Cash flows from operating activities:
Net income	$63,073	$65,754
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,549	41,049
Provision for doubtful accounts	7,661	10,042
Stock-based compensation	9,769	13,876
Deferred income taxes	1,263	(1,929)
Non-cash lease expense	14,823	—
Other operating activities	(1,511)	5,154
Changes in operating assets and liabilities:
Accounts receivable	5,450	11,640
Income tax receivable	(6,480)	(996)
Other assets	(11,642)	(12,928)
Accounts payable and other accrued expenses	6,921	3,029
Accrued wages and benefits	(9,494)	(1,613)
Workers’ compensation claims reserve	(10,828)	(7,877)
Operating lease liabilities	(15,178)	—
Other liabilities	3,166	491
Net cash provided by operating activities	94,542	125,692
Cash flows from investing activities:
Capital expenditures	(28,119)	(17,054)
Acquisition of business	—	(22,742)
Divestiture of business	215	10,587
Purchases of restricted investments	(28,659)	(12,941)
Maturities of restricted investments	31,481	21,635
Net cash used in investing activities	(25,082)	(20,515)
Cash flows from financing activities:
Purchases and retirement of common stock	(38,826)	(34,818)
Net proceeds from employee stock purchase plans	1,329	1,503
Common stock repurchases for taxes upon vesting of restricted stock	(2,222)	(3,404)
Net change in revolving credit facility	(42,900)	(15,900)
Payments on debt	—	(22,397)
Other	(296)	—
Net cash used in financing activities	(82,915)	(75,016)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	935	(1,542)
Net change in cash, cash equivalents, and restricted cash	(12,520)	28,619
Cash, cash equivalents and restricted cash, beginning of period	102,450	73,831
Cash, cash equivalents and restricted cash, end of period	$89,930	$102,450

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
(in thousands)	Dec 29, 2019	Dec 30, 2018	Dec 29, 2019	Dec 30, 2018
Revenue from services:
PeopleReady	$364,801	$399,116	$1,474,062	$1,522,076
PeopleManagement	171,344	184,324	642,233	728,254
PeopleScout	54,895	66,707	252,484	248,877
Total company	$591,040	$650,147	$2,368,779	$2,499,207

Segment profit (1):
PeopleReady	$17,963	$22,045	$82,106	$85,998
PeopleManagement	2,778	5,097	12,593	21,627
PeopleScout	5,407	11,680	37,831	47,383
	26,148	38,822	132,530	155,008
Corporate unallocated expense	(5,190)	(6,065)	(21,870)	(26,066)
Total company Adjusted EBITDA (2)	20,958	32,757	110,660	128,942
Work Opportunity Tax Credit processing fees (3)	(240)	(285)	(960)	(985)
Acquisition/integration costs (4)	50	(989)	(1,562)	(2,672)
Gain on deferred compensation assets (5)	(495)	—	(495)	—
Other adjustments (6)	(3,913)	(4,333)	(3,915)	(10,317)
EBITDA (2)	16,360	27,150	103,728	114,968
Depreciation and amortization	(9,021)	(10,272)	(37,549)	(41,049)
Interest and other income (expense), net	2,014	848	3,865	1,744
Income before tax expense	9,353	17,726	70,044	75,663
Income tax expense	(638)	(2,839)	(6,971)	(9,909)
Net income	$8,715	$14,887	$63,073	$65,754

(1)
We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and other adjustments not considered to be ongoing.

(2)	See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.

(3)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(4)	Acquisition/integration costs relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(5)	Gain realized on sale of deferred compensation mutual funds to purchase corporate owned life insurance policies during the 13 weeks ended December 29, 2019.

(6)
Other adjustments for the 13 weeks and 52 weeks ended December 29, 2019 primarily include implementation costs for cloud-based systems of $0.6 million and $3.2 million, respectively, workforce reduction costs primarily associated with employee reductions in the PeopleReady business of $2.9 million and $3.3 million, respectively and amortization of software as a service assets of $0.5 million and $1.6 million, respectively, which is reported in selling, general and administrative expense. These other cost adjustments for the 52 weeks ended December 29, 2019 were slightly offset by $3.9 million of workers’ compensation benefit related to additional insurance coverage associated with former workers’ compensation carriers that are in liquidation. Other adjustments for the 13 weeks and 52 weeks ended December 30, 2018 include implementation costs for cloud-based systems of $2.2 million and $6.7 million, respectively, and accelerated vesting of stock associated with the CEO transition of $2.1 million and $3.6 million, respectively.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
- interest and other income (expense), net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- acquisition/integration costs
- gain on deferred compensation assets, and
- other adjustments.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income and Adjusted net income, per diluted share
Net income and net income per diluted share, excluding:
- amortization of intangibles of acquired businesses,
- acquisition/integration costs,
- gain on divestiture,
- other adjustments,
- tax effect of each adjustment to U.S. GAAP net income, and
- adjust income taxes to the expected effective tax rate.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

Free cash flow	Net cash provided by operating activities, minus cash purchases for property and equipment.	- Used by management to assess cash flows.

1.	RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE
(Unaudited)

	Q4 2019	Q4 2018	Q1 2020 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands, except for per share data)	Dec 29, 2019	Dec 30, 2018	Mar 29, 2020
Net income (loss)	$8,715	$14,887	$(2,500)	—	$100
Amortization of intangible assets of acquired businesses (2)	4,003	5,162	4,000
Acquisition/integration costs (3)	(50)	989	—
Other adjustments (4)	3,913	4,333	600
Tax effect of adjustments to net income (5)	(1,102)	(1,468)	(600)
Adjustment of income taxes to normalized effective rate (6)	(671)	357	—
Adjusted net income	$14,808	$24,260	$1,500	—	$4,000

Adjusted net income, per diluted share	$0.39	$0.61	$0.04	—	$0.11

Basic weighted average shares outstanding	37,843	39,528	37,800
Diluted weighted average shares outstanding	38,348	39,926	38,400
*Totals may not sum due to rounding

	2019	2018
	52 Weeks Ended	52 Weeks Ended
(in thousands, except for per share data)	Dec 29, 2019	Dec 30, 2018
Net income	$63,073	$65,754
Gain on divestiture (1)	—	(718)
Amortization of intangible assets of acquired businesses (2)	17,899	20,750
Acquisition/integration costs (3)	1,562	2,672
Other adjustments (4)	3,915	10,317
Tax effect of adjustments to net income (5)	(3,273)	(5,074)
Adjustment of income taxes to normalized effective rate (6)	(2,835)	(1,843)
Adjusted net income	$80,341	$91,858

Adjusted net income, per diluted share	$2.05	$2.28

Diluted weighted average shares outstanding	39,179	40,275

2.	RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Q4 2019	Q4 2018	Q1 2020 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands)	Dec 29, 2019	Dec 30, 2018	Mar 29, 2020
Net income (loss)	$8,715	$14,887	$(2,500)	—	$100
Income tax expense	638	2,839	(300)	—	—
Interest and other (income) expense, net	(2,014)	(848)	(900)
Depreciation and amortization	9,021	10,272	9,000
EBITDA	16,360	27,150	5,200	—	8,200
Work Opportunity Tax Credit processing fees (7)	240	285	200
Acquisition/integration costs (3)	(50)	989	—
Gain on deferred compensation assets (8)	495	—	—
Other adjustments (4)	3,913	4,333	600
Adjusted EBITDA	$20,958	$32,757	$6,000	—	$9,000
* Totals may not sum due to rounding

	2019	2018
	52 Weeks Ended	52 Weeks Ended
(in thousands)	Dec 29, 2019	Dec 30, 2018
Net income	$63,073	$65,754
Income tax expense	6,971	9,909
Interest and other (income) expense, net	(3,865)	(1,744)
Depreciation and amortization	37,549	41,049
EBITDA	103,728	114,968
Work Opportunity Tax Credit processing fees (7)	960	985
Acquisition/integration costs (3)	1,562	2,672
Gain on deferred compensation assets (8)	495	—
Other adjustments (4)	3,915	10,317
Adjusted EBITDA	$110,660	$128,942

3.	RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOWS
(Unaudited)

	2019	2018	2017	2016
	52 Weeks Ended	52 Weeks Ended	52 Weeks Ended	53 Weeks Ended
(in thousands)	Dec 29, 2019	Dec 30, 2018	Dec 31, 2017	Jan 1, 2017
Net cash provided by operating activities	$94,542	$125,692	$100,134	$260,703
Capital expenditures	(28,119)	(17,054)	(21,958)	(29,042)
Free cash flows	$66,423	$108,638	$78,176	$231,661

(1)	Gain on the divestiture of our PlaneTechs business sold mid-March 2018.

(2)	Amortization of intangible assets of acquired businesses.

(3)	Acquisition/integration costs for the acquisition of TMP Holding LTD completed on June 12, 2018.

(4)
Other adjustments for the 13 weeks and 52 weeks ended December 29, 2019 primarily include implementation costs for cloud-based systems of $0.6 million and $3.2 million, respectively, workforce reduction costs primarily associated with employee reductions in the PeopleReady business of $2.9 million and $3.3 million, respectively and amortization of software as a service assets of $0.5 million and $1.6 million, respectively, which is reported in selling, general and administrative expense. These other cost adjustments for the 52 weeks ended December 29, 2019 were slightly offset by $3.9 million of workers’ compensation benefit related to additional insurance coverage associated with former workers’ compensation carriers that are in liquidation. Other adjustments for the 13 weeks and 52 weeks ended December 30, 2018 include implementation costs for cloud-based systems of $2.2 million and $6.7 million, respectively, and accelerated vesting of stock associated with the CEO transition of $2.1 million and $3.6 million, respectively. Other adjustments for the 13 weeks ended March 29, 2020 include implementation costs for cloud-based systems of $0.3 million and amortization of software as a service assets of $0.3 million.

(5)	Total tax effect of each of the adjustments to U.S. GAAP net income using the expected ongoing rate of 12 percent for 2020 and 14 percent for all other periods presented.

(6)	Adjustment of the effective income tax rate to the expected ongoing rate of 12 percent for 2020 and 14 percent for all other periods presented.

(7)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(8)	Gain realized on sale of deferred compensation mutual funds to purchase corporate owned life insurance policies during the 13 weeks ended December 29, 2019.